Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EDT, on September 5, 2018.

Vote by Internet • Go to www.investorvote.com/PFBI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

Special Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

For	Against	Abstain		For	Against	Abstain

1. To approve the issuance of Premier common stock, no par value per share, in connection with the merger contemplated by the Agreement of Merger, dated as of April 18, 2018, as amended by First Amendment to Agreement of Merger dated June 29, 2018, by and among Premier Financial Bancorp, Inc. (“Premier”), First Bank of Charleston, Inc. (“First Bank”) and Premier Bank, Inc., a wholly owned subsidiary of Premier.
☐	☐	☐	2. To amend the Articles of Incorporation of Premier to increase the authorized number of shares of Premier common stock from 20,000,000 to 30,000,000.	☐	☐	☐

3. To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting.
☐	☐	☐	4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

Non-Voting Items
Change of Address — Please print new address below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please be sure to sign and date this Proxy in the box below. If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

ENDORSEMENT_LINE______________   SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2ADD 3 ADD 4 ADD 5 ADD 6 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 1234 5678 9012 345 C 1234567890J N T 1 U P X3 8 5 1 9 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY — PREMIER FINANCIAL BANCORP, INC.

Special Meeting of Shareholders – September 5th, 2018

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Toney K. Adkins and Keith F. Molihan, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated on the right side of this proxy and upon any and all other matters that may properly be brought before such meeting, all shares of common stock that the undersigned would be entitled to vote at the Special Meeting of Shareholders of Premier Financial Bancorp, Inc. (“Premier”), to be held at the Pullman Plaza Hotel , 1001 Third Avenue, Huntington, West Virginia 25701, on September 5th, 2018 at 10:00 a.m., local time, or any adjournments thereof, for the following purposes:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY